UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2009

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(330) 558-2600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Shiloh Industries, Inc. (the “Company”) entered into a Third Amendment Agreement dated as of June 30, 2009 (the “Third Amendment”) of its Credit and Security Agreement (the “Agreement”) with a syndication of lenders led by National City Bank as co-lead arranger, sole book runner and administrative agent and The Privatebank and Trust Company as co-lead arranger and syndication agent. The Third Amendment amends the Credit and Security Agreement entered into among the same parties on August 1, 2008.

The Third Amendment provides the Company with a revolving line of credit up to $95,000,000 through July 31, 2012, subject to a borrowing formula that is the sum of the Company’s accounts receivable and inventory minus accounts payable plus an amount of $45,000,000 for the period through August 31, 2009 and $40,000,000 thereafter. Under the Third Amendment, the Company has the option to select the applicable interest rate based upon two indices – a Base Rate, as defined in the Third Amendment, or the Eurodollar Rate (“LIBOR”). The selected index is combined with a designated margin of 500 basis points for Eurodollar loans or 400 basis points for Base Rate loans.

The Third Amendment adjusts the fixed charge coverage, leverage and earnings before interest, taxes, depreciation and amortization (“EBITDA”) covenants that the Company must maintain. If the Company is not in compliance with the fixed charge coverage ratio or leverage ratio for any period prior to November 30, 2009, such non-compliance shall not result in an event of default until that date, unless prior thereto, the Company has achieved compliance for a subsequent period. The Company must also maintain agreed to levels of EBITDA as defined for the 3 three month periods ending at each month end date from June 30, 2009 to January 31, 2010.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the Third Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.: 10.1

Third Amendment Agreement, dated June 30, 2009, among Shiloh Industries, Inc., the other lenders party thereto, National City Bank as co-lead arranger, sole book runner and administrative agent and The Privatebank and Trust Company as co-lead arranger and syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	SHILOH INDUSTRIES, INC.

	By:	/s/ Kevin Bagby
	Name:	Kevin Bagby
	Title:	Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment Agreement, dated as of June 30, 2009, among Shiloh Industries, Inc., the other lenders party thereto, National City Bank as co-lead arranger, sole book runner and administrative agent and The Privatebank and Trust Company as co-lead arranger and syndication agent.